EXHIBIT 1

                     JOINT FILING AGREEMENT

          In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a statement on
Schedule 13D (including amendments thereto) with respect to the Common Stock, par value $.01 per share, of Brooke Group Ltd. and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings. In evidence thereof, included as Exhibit to such joint filings. In evidence thereof, the undersigned, being duly authorized, have executed this Joint Filing Agreement this 26th day of January, 1998.

Dated:    January 26, 1998

                              HIGH RIVER LIMITED PARTNERSHIP

                              By:  RIVERDALE LLC
                              Its: General Partner

                              By:  /s/ Carl C. Icahn
                                   Carl C. Icahn
                              Its: Member

                              RIVERDALE LLC

                              By:  /s/ Carl C. Icahn
                                   Carl C. Icahn
                              Its: Member

                                   /s/ Carl C. Icahn
                                   Carl C. Ichan





     [Joint Filing Agreement for Schedule 13D with respect to
Brooke Group Ltd.]